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                        [SULLIVAN & CROMWELL LETTERHEAD]               EXHIBIT 8

                                                                  April 26, 1994

BAUSCH & LOMB INCORPORATED,
  One Chase Square,
     Rochester, New York 14601-0054.

                        Re:  Bausch & Lomb Incorporated
                             Medium-Term Notes, Series B

Ladies and Gentlemen:

     We have acted as your special tax counsel in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of $300,000,000 of Medium-Term Notes, Series B (the "Debt Securities") of Bausch & Lomb Incorporated. We hereby confirm to you our opinion set forth under the caption "United States Taxation" in the Prospectus Supplement, dated April 26, 1994 (the "Prospectus Supplement") to the Prospectus dated April 25, 1994 (the "Prospectus") included as part of Registration Statement No. 33-51117 (the "Registration Statement").

     We hereby consent to the filing with the Securities and Exchange Commission of this letter as an exhibit to the Registration Statement and to the reference to us in the Prospectus Supplement under the caption "United States Taxation". In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                               Very truly yours,

                                          /s/SULLIVAN & CROMWELL
                                             SULLIVAN & CROMWELL